EXHIBIT 99.3

ARNO THERAPEUTICS, INC.
(a development stage company)

FINANCIAL STATEMENTS

PERIOD FROM AUGUST 1, 2005 (INCEPTION)
TO DECEMBER 31, 2007

ARNO THERAPEUTICS, INC.
(a development stage company)

FINANCIAL STATEMENTS

PERIOD FROM AUGUST 1, 2005 (INCEPTION)
TO DECEMBER 31, 2007

To the Stockholders
Arno Therapeutics, Inc.

INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Arno Therapeutics, Inc. (a development stage company) (the “Company”) as of December 31, 2007 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended and the period from August 1, 2005 (inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arno Therapeutics, Inc. (a development stage company) as of December 31, 2007, and the results of its operations and its cash flows for the year then ended and for the period from August 1, 2005 (inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in its development stage, has not generated any revenues and has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hays & Company LLP

February 27, 2008
New York, New York

ARNO THERAPEUTICS, INC.
(a development stage company)

BALANCE SHEET

DECEMBER 31, 2007

ASSETS
Current assets
Cash and cash equivalents	$1,646,243
Deposits	12,165
Prepaid expenses	74,092

1,732,500

Deferred financing fees, net of accumulated amortization of $11,459	13,541
Property and equipment, net of accumulated depreciation of $1,650	38,193

$1,784,234
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,231,653
Due to related party	583

1,232,236

Convertible notes and accrued interest payable	4,179,588

Total liabilities	5,411,824
Commitments and contingencies (Notes 3, 5, 6, 7, 8, 9 and 10)
Stockholders' equity
Common stock, $0.001 par value; 25,000,000 shares authorized, 5,000,000 issued and outstanding	5,000
Additional paid-in capital	98,000
Deficit accumulated during the development stage	(3,730,590)

(3,627,590)

$1,784,234

The accompanying notes are an integral part of these financial statements.

ARNO THERAPEUTICS, INC.
(a development stage company)

STATEMENTS OF OPERATIONS

	Year ended December 31, 2007	Period from August 1, 2005 (inception) through December 31, 2007
Operating expenses
Research and development	$2,899,264	$3,265,097
General and administrative	360,349	365,409

Loss from operations	(3,259,613)	(3,630,506)

Interest income	123,962	123,962
Interest expense	(224,046)	(224,046)

Net loss	$(3,359,697)	$(3,730,590)

The accompanying notes are an integral part of these financial statements.

ARNO THERAPEUTICS, INC.
(a development stage company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

PERIOD FROM AUGUST 1, 2005 (INCEPTION)
TO DECEMBER 31, 2007

				Deficit
				accumulated
				during the
	Common stock		Additional	development
	Shares	Amount	paid-in capital	stage	Total
Issuance of common stock to founders at $0.001 per share	5,000,000	$5,000	$-	$-	$5,000

Issuance of stock options for services at $0.25	-	-	9,700	-	9,700

Net loss, period from August 1, 2005 (inception) through December 31, 2006	-	-	-	(370,893)	(370,893)

Balance, December 31, 2006	5,000,000	5,000	9,700	(370,893)	(356,193)

Issuance of stock options for services at $2.00	-	-	88,300	-	88,300

Net loss, for the year ended December 31, 2007	-	-	-	(3,359,697)	(3,359,697)

Balance, December 31, 2007	5,000,000	$5,000	$98,000	$(3,730,590)	$(3,627,590)

The accompanying notes are an integral part of these financial statements.

ARNO THERAPEUTICS, INC.
(a development stage company)

STATEMENTS OF CASH FLOWS

	Year ended December 31, 2007	Period from August 1, 2005 (inception) through December 31, 2007
Cash flows from operating activities
Net loss	$(3,359,697)	$(3,730,590)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	13,109	13,109
Stock based compensation	88,300	98,000
Write-off of intangible assets	85,125	85,125

Changes in operating assets and liabilities
Increase in deposits	(12,165)	(12,165)
Increase in prepaid expenses	(55,817)	(74,092)
Increase in accounts payable and accrued expenses	1,203,859	1,231,653
Increase in due to related party	583	583
Increase in accrued interest - notes payable	212,588	212,588

Net cash used in operating activities	(1,824,115)	(2,175,789)
Cash flows from investing activities
Purchase of property and equipment	(39,843)	(39,843)
Cash paid for intangible assets	-	(85,125)
Proceeds from related party advance	175,000	525,000
Repayment of related party advance	(525,000)	(525,000)

Net cash used in investing activities	(389,843)	(124,968)

Cash flows from financing activities
Deferred financing fees paid	(25,000)	(25,000)
Proceeds from sale of common stock	-	5,000
Proceeds from sale of convertible notes payable	3,867,000	3,967,000

Net cash provided by financing activities	3,842,000	3,947,000

Net increase in cash and cash equivalents	1,628,042	1,646,243

Cash and cash equivalents, beginning of period	18,201	-

Cash and cash equivalents, end of period	$1,646,243	$1,646,243

Supplemental disclosure of cash flow information
Interest paid	$-	$-

The accompanying notes are an integral part of these financial statements.

ARNO THERAPEUTICS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM AUGUST 1, 2005 (INCEPTION)
TO DECEMBER 31, 2007

1	Organization and business activities

The Company

Arno Therapeutics, Inc. (the “Company”), a Delaware corporation, was incorporated on August 1, 2005. The Company is a biotechnology company that is initially focusing its efforts on developing, testing and commercializing its lead compound, AR-67, as a novel therapeutic for the treatment of cancer. Additionally, as discussed in Note 11, the Company has begun development of two newly licensed compounds, AR-42 and AR-12.

The Company’s primary activities since incorporation have been organizational; including recruiting personnel, establishing office facilities, acquiring a license to develop each of the Company's technologies, performing business and financial planning, conducting research and development activities and raising capital and have not generated any revenues. Accordingly, the Company is considered to be in the development stage.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a significant working capital deficiency and recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans with regard to this uncertainty are discussed below.

On February 12, 2008, the Company entered into a Confidential Term Sheet with Laurier International, Inc., a Delaware corporation (“Laurier”) pursuant to which the Company will enter into an Agreement and Plan of Merger with Laurier and its wholly-owned subsidiary, Laurier Acquisition, Inc., also a Delaware corporation, pursuant to which Laurier Acquisition, Inc. shall be merged with and into the Company (the “Merger”), the separate corporate existence of Laurier Acquisition, Inc. shall cease and the Company shall continue as the surviving corporation and shall become a wholly-owned subsidiary of Laurier. Laurier is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and is publicly traded on the OTC Bulletin Board. Laurier does not operate any business.

As a condition to the closing of the Merger, the Company must obtain gross proceeds from an equity financing equal to at least $12,500,000 (the “Financing”). Upon the closing of the Financing, the outstanding balance of the Notes (as defined in Note 5) will automatically convert into shares of the Company’s common stock. The Company expects to use the proceeds from the Financing to satisfy its current outstanding obligations, including obligations under the Notes and to provide sufficient funds in order to continue its business plan over the next year or more. Management can provide no assurances that the Company will be able to raise sufficient funds in order to complete the Merger or satisfy its current outstanding obligations. The accompanying financial statements do not include any adjustments that might result from this uncertainty.

ARNO THERAPEUTICS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM AUGUST 1, 2005 (INCEPTION)
TO DECEMBER 31, 2007

1	Organization and business activities (continued)

At the effective time of the Merger, each of the Company’s then issued and outstanding shares of common stock, including shares purchased in the Financing, will be exchanged for shares of Laurier common stock, $0.001 par value per share, so that, after giving effect to the Merger, the holders of the Company’s common stock on a fully-diluted basis, will hold approximately 95% of the issued and outstanding shares of Laurier common stock and the holders of Laurier common stock immediately prior to the Merger shall hold approximately 5% of the outstanding shares of Laurier common stock on a fully-diluted basis. All outstanding warrants, options and other rights to purchase or acquire shares of the Company’s common stock outstanding immediately prior to the Merger shall convert into the right to purchase that number of shares of Laurier common stock at the same exchange ratio used in connection with the exchange of shares of the Company's common stock for shares of common stock of Laurier in the Merger at adjusted exercise prices.

Upon completion of the Merger, Laurier will adopt and continue implementing the Company’s business plan. Further, upon completion of the Merger, the current officers and directors of Laurier will resign and the current officers and directors of the Company will be appointed officers and directors of Laurier. For accounting purposes, the Merger will be accounted for as an acquisition of Laurier and recapitalization of the Company with the Company as the accounting acquirer (legal acquiree) and Laurier as the accounting acquiree (legal acquirer). Also at the effective date of the Merger, the Company will pay to Fountainhead Capital Partners Limited (“Fountainhead”) a consulting fee of $500,000 for their work in connection with the Merger. Fountainhead holds approximately 82.4% of Laurier’s issued and outstanding common stock.

As a result of the Merger, the Company expects to incur increased operating costs primarily related to public company regulatory compliance.

2	Significant accounting policies

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statements of cash flows, cash equivalents include time deposits, money market accounts, and all highly liquid debt instruments with original maturities of three months or less. The Company maintains cash in bank deposit accounts which, at times, exceeds federally insured limits. The Company has not experienced any losses on these accounts.

ARNO THERAPEUTICS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM AUGUST 1, 2005 (INCEPTION)
TO DECEMBER 31, 2007

2	Significant accounting policies (continued)

Property and equipment

Property and equipment, which consists principally of office furniture, computer and related equipment, are stated at cost. Maintenance and repairs are charged to expense as incurred. Additions, improvements and replacements are capitalized.

Depreciation of property and equipment, including leasehold improvements, is provided for by the straight line method over the estimated useful lives of the related assets.

Impairment of long lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The amount of impairment loss, if any, is measured as the difference between the net book value of the asset and its estimated fair value.

Research and development costs

Research and development costs are expensed as incurred. Clinical trial costs incurred by third parties are expensed as the contracted work is performed. Where contingent milestone payments are due to third parties under research and development arrangements, the milestone payment obligations are expensed when the milestone results are achieved. Costs related to the acquisition of technology rights and patents for which development work is still in process are expensed as incurred and considered a component of research and development costs.

Income taxes

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and the tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these assets and liabilities are expected to be recovered or settled. The Company provides a valuation allowance when it appears more likely than not that some or all of the net deferred tax assets will not be realized.

Share based payments

Effective August 2005, the Company adopted Statement of Financial Accounting Standards No. 123R, Share-Based Payment, (“SFAS 123R”). SFAS 123R requires the recognition of stock-based compensation expense in the financial statements. The terms and vesting schedules for share-based awards vary by type of grant and the employment status of the grantee. Generally, the awards vest based upon time-based or performance-based conditions. Performance-based vesting conditions generally include the attainment of goals related to the Company’s financial and development performance.

ARNO THERAPEUTICS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM AUGUST 1, 2005 (INCEPTION)
TO DECEMBER 31, 2007

2	Significant accounting policies (continued)

Deferred financing fees

Fees associated with obtaining long-term financing have been deferred and are being amortized to interest expense over the term of the related debt.

3	License agreement

In October 2006, the Company entered into a license agreement (the “Pitt License Agreement”) with the University of Pittsburgh to acquire the rights to develop and commercialize AR-67 and its analogs, believed to have use in the treatment of, but not limited to, cancer.

During 2006, an initial license fee of $350,000 was paid to the licensor and was charged to research and development expense. Pursuant to the terms of the Pitt License Agreement, the Company is obligated to make additional milestone payments based on the occurrence of certain events. No such milestone payments are required as of December 31, 2007. The total amount of all potential future clinical, regulatory and commercial milestone payments as of December 31, 2007 are $4,000,000, of which $1,500,000 is payable following the acceptance by the United States Food and Drug Administration ("FDA") of the first New Drug Application (“NDA”) for AR-67 and $2,500,000 upon FDA approval of the first NDA for the licensed technology.

Under the Pitt License Agreement, the Company is also obligated to pay the licensor annual maintenance fees and royalty payments based on sales of licensed products, as defined.

4	Stockholder's equity

In August 2005, the Company issued 5,000,000 shares of common stock to its founders for $5,000 or $0.001 per share.

5	Convertible notes payable

During February 2007, the Company completed a private placement offering of 6% convertible promissory notes (the “Notes”) in the aggregate principal amount of $3,967,000, which mature on February 9, 2009.

The Notes are unsecured obligations convertible into the Company’s common stock. Interest on the Notes accrues at 6% per year and is payable in full on maturity. The Notes mandatorily convert upon the closing of the Company's next equity financing (“Subsequent Financing”) in which the Company sells newly-issued shares of its equity securities or securities convertible into equity securities, of one or more series (the “Equity Securities”) for cash proceeds of $5,000,000 or more. At conversion, the outstanding principal and accrued but unpaid interest shall automatically convert into validly issued, fully paid and non-assessable Equity Securities of the same kind issued in the Subsequent Financing at a conversion price equal to 90% of the per share or unit purchase price of the Subsequent Financing.

ARNO THERAPEUTICS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM AUGUST 1, 2005 (INCEPTION)
TO DECEMBER 31, 2007

5	Convertible notes payable (continued)

In addition, upon conversion, the Company shall issue warrants entitling the holder to purchase, for a period of five years from the effective date of the conversion, a number of shares of common stock of the Company computed by dividing 10% of the principal amount of the Note plus any unpaid accrued interest by either (a) the price per share paid by investors in the Subsequent Financing or (b) if a Subsequent Financing does not occur on or before the maturity date, the price per share paid by the most recent investor in the common stock of the Company.

At December 31, 2007, $212,588 in interest has been accrued on the Notes.

6	Stock based compensation

In 2005, the Company established a stock option plan (the “Plan”) under which incentives may be granted to officers, employees, directors, consultants and advisors. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock; and (e) performance shares. The number of shares of common stock, which may be issued under the Plan, shall not exceed 1,500,000. During the period from August 1, 2005 (inception) through December 31, 2007, the Company granted a total of 345,000 stock options to employees and advisors with exercise prices ranging from $0.25 per share to $2.00 per share.

The stock-based compensation expense in connection with stock option grants amounted to $98,000 for the period from August 1, 2005 (inception) through December 31, 2007 of which $58,600 is included in research and development costs and $39,400 is included in general and administrative expense.

The fair value of each stock option granted has been determined using the Black-Scholes Option Pricing model. The material factors incorporated in the Black-Scholes Option Pricing model in estimating the value of the options are reflected in the following table:

Risk-free interest rate	4.23% - 4.85%

Volatility	62.67% - 67.88%

Estimated life in years	4-6 years

Dividends paid	None

ARNO THERAPEUTICS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM AUGUST 1, 2005 (INCEPTION)
TO DECEMBER 31, 2007

6	Stock based compensation (continued)

A summary of option activity under the Plan since inception is as follows:

Options	Shares	Weighted-Average Exercise Price
2006
Options granted	75,000	$0.25
Options exercised	-	$-
2007
Options granted	270,000	$2.00
Options exercised	-	$-
Outstanding at December 31, 2007	345,000	$1.62
Exercisable at December 31, 2007	75,000	$0.25

As of December 31, 2007, the aggregate fair value of stock options outstanding was $352,900, with a weighted-average remaining term of eight years. The aggregate fair value of stock options exercisable at that same date was $9,700, with a weighted-average remaining term of four years. As of December 31, 2007, the Company has 1,155,000 shares available for future stock option grants.

As of December 31, 2007, total compensation expense not yet recognized related to stock option grants amounted to $254,900, which will be recognized over the next 4 years.

7	Pension plan

On October 1, 2007, the Company established a defined contribution 401(k) plan (the “401(k) Plan”) for the benefit of its employees. Substantially all of the employees of the Company are eligible to participate in the 401(k) Plan which permits employees to make voluntary contributions up to the dollar limit allowed under the Internal Revenue Code. The 401(k) Plan also provides for matching contributions by the Company of up to a combined total of 3% of an employee’s eligible annual compensation, as defined. The Company has recorded $2,198 of matching contributions for the year ended December 31, 2007.

8	Related parties

From time-to-time, some of the Company’s expenses are paid for by Two River Group Holdings, LLC, (“Two River”), an entity that is partially controlled by several of the Company's founders. The Company reimburses Two River for these expenses and no interest is charged on the outstanding balance. For the year ended December 31, 2007, reimbursable expenses amounted to $82,976, of which $583 is unpaid at December 31, 2007.

ARNO THERAPEUTICS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM AUGUST 1, 2005 (INCEPTION)
TO DECEMBER 31, 2007

8	Related parties (continued)

During 2006 and 2007, Two River advanced a total of $525,000 to the Company on a short-term basis in order for it to execute the Pitt License Agreement and make the initial license fee payment. The Company repaid this amount to Two River, without interest, out of proceeds from the Notes.

The Company utilized the services of Riverbank Capital Securities, Inc. (“Riverbank"), a company owned by several of the Company's founders, for investment banking and other investment advisory services in connection with the Company's private placement of the Notes. Riverbank charged the Company a $25,000 non-accountable expense allowance and no brokerage fees or commissions in connection with the private placement.

The financial condition and result of operations of the Company, as reported, are not necessarily indicative of the results that would have been reported had the Company operated completely independently.

9	Income taxes

At December 31, 2007, the Company had no federal income tax expense or benefit but did have federal tax net operating loss carry-forwards of approximately $3,479,000. The federal net operating loss carry-forwards will begin to expire in 2026, unless previously utilized. Pursuant to Internal Revenue Code Sections 382 and 383, use of the Company’s net operating loss carry-forwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period. No assessment has been made as to whether such a change in ownership has occurred. The Company incurred approximately $729 of statutory state tax expense for the year ended December 31, 2007.

Significant components of the Company’s net deferred tax assets at December 31, 2007 are shown below. A valuation allowance of $1,695,000 has been established to offset the net deferred tax assets at December 31, 2007, as realization of such assets is uncertain.

Noncurrent net operating loss carryforwards	$1,496,000
Noncurrent R&D credit	157,000
Other noncurrent	42,000
Total noncurrent	1,695,000
Other current	-
Total deferred tax assets	1,695,000
Deferred tax asset valuation allowance	(1,695,000)

Net deferred taxes	$-

ARNO THERAPEUTICS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM AUGUST 1, 2005 (INCEPTION)
TO DECEMBER 31, 2007

10	Commitments

During 2007, the Company entered into an operating lease for office space located in Fairfield, New Jersey. The Company is obligated under non-cancelable operating leases for the office space and related office equipment expiring at various dates through 2010. The aggregate minimum future payments under these leases are as follows:

Year ending December 31,
2008	$39,750
2009	55,000
2010	52,000

$146,750

The Company has entered into various contracts with third parties in connection with the development of the licensed technology described in Note 3. The aggregate minimum commitment under these contracts as of December 31, 2007 is $5,237,200.

The Company has also entered into various agreements with third party consultants which expire at various dates through 2008 for which the Company is obligated to pay for services based upon hourly rates or completion of services, as defined.

As of December 31, 2007, the Company has an employment agreement with one key executive expiring in June 2009. The agreement provides for a base salary of $350,000 plus additional incentive compensation, as defined in the employment agreement.

Future minimum commitments under the agreement as of December 31, 2007 are as follows:

Year ending December 31,
2008	355,000
2009	183,333

$538,333

In the normal course of business, the Company enters into contracts that contain a variety of indemnification obligations to its employees, licensors, suppliers and service providers. Further, the Company indemnifies its directors and officers who are, or were, serving at the Company’s request in such capacities. The Company’s maximum exposure under these arrangements is unknown as of December 31, 2007. The Company does not anticipate recognizing any significant losses relating to these arrangements.

ARNO THERAPEUTICS, INC.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM AUGUST 1, 2005 (INCEPTION)
TO DECEMBER 31, 2007

11	Subsequent events

On January 3, 2008, the Company entered into an exclusive, worldwide, royalty bearing license agreement (the “AR-12 License Agreement") with the Ohio State University Research Foundation (“OSU”), which agreement includes the right to grant sublicenses, for the rights to intellectual property and know-how relating to AR-12, a small molecule with cancer-fighting properties, for all therapeutic uses.

Pursuant to the AR-12 License Agreement, a one-time license fee of $250,000 was paid to OSU during February 2008. In addition, the Company is obligated to make additional milestone payments based on the occurrence of certain events. The total amount of all potential future milestone payments is $5,100,000, of which, $4,000,000 is payable following receipt of regulatory approval of AR-12 in the United States, the European Union or Japan. The Company is also obligated to make a milestone payment in the amount of $1,000,000 upon the first commercial sale of the licensed technology in a second field of use as an anti-infective agent.

Under the AR-12 License Agreement, the Company is also obligated to pay the licensor royalty payments based on sales of the licensed technology, as defined.

On January 9, 2008, the Company entered into an exclusive, worldwide, royalty bearing license agreement (the “AR-42 License Agreement") with OSU, which agreement includes the right to grant sublicenses, for the rights to intellectual property and know-how relating to AR-42, a small molecule considered to have powerful cancer-fighting properties, for all therapeutic uses.

Pursuant to the AR-42 License Agreement, a one-time license fee of $200,000 was paid to OSU during February 2008. In addition, the Company is obligated to make additional milestone payments based on the occurrence of certain events. The total amount of all potential future milestone payments is $5,100,000, of which, $4,000,000 is payable following receipt of regulatory approval of AR-42 in the United States, the European Union or Japan.

Under the HDAC-42 License Agreement, the Company is also obligated to pay the licensor royalty payments based on sales of the licensed technology, as defined.

In addition, as compensation for their efforts in obtaining the AR-42 and AR-12 License Agreements, the Company may also pay to certain employees of Two River, a cash finder’s fee and issue them warrants to purchase the Company’s common stock exercisable at fair market value.

On January 31, 2008, the Company signed a letter agreement with an individual to serve as the Company’s Director of Product Development. The letter agreement calls for a base salary equal to $150,000 per year, plus additional incentive compensation.